Exhibit (10) E

                     SIXTH AMENDMENT TO
               DEFERRED COMPENSATION AGREEMENT

          This Sixth Amendment to the Deferred Compensation

Agreement is made effective as of this 13th day of June,

1995, by and between Mercantile-Safe Deposit & Trust Company

(hereinafter called "Corporation") and Douglas W. Dodge

(hereinafter called "Employee").

          WHEREAS, Corporation and Employee entered into a

Deferred Compensation Agreement dated September 30, 1982,

and a First Amendment thereto dated October 24, 1983, and a

Second Amendment thereto dated March 13, 1984, and a Third

Amendment thereto dated January 1, 1987, and a Fourth

Amendment thereto dated December 8, 1987, and a Fifth

Amendment thereto dated January 1, 1989 (hereinafter

referred to as the "Agreement"); and

          WHEREAS, the Agreement specifies in part that

Employee is entitled to certain supplemental retirement

benefits; and

          WHEREAS, Corporation and Employee wish to modify

the terms of such supplemental retirement benefits; and

          WHEREAS, Mercantile Bankshares Corporation has

approved and adopted effective as of January 1, 1991, The

Cash Balance Plan For Employees Of Mercantile Bankshares

Corporation And Participating Affiliates, amended and

restated as of January 1, 1991(the "Cash Balance Plan"), in

which Corporation is a participating employer; and

          WHEREAS, in light of Mercantile Bankshares

Corporation's amendment and restatement of the Cash Balance

Plan, Corporation and Employee desire to make certain

changes to the Agreement; and
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          WHEREAS, Employee continues to perform valuable

services for Corporation and Corporation has the present

desire to retain his services until his death or retirement.

          NOW, THEREFORE, in order to carry out the purposes

of the Agreement, in consideration of the foregoing and

other good and valuable consideration, receipt of which is

hereby acknowledged, Corporation and Employee hereby agree

as follows:

          1.   Section 5 is hereby amended effective as of

the effective date of this Amendment to read as follows:



          5.  Normal Retirement.  If Employee remains in
              ------------------
          Corporation's active employ until Employee attains age sixty (60), Employee shall be entitled to receive, when he retires or his employment otherwise terminates other than by reason of his death, an annual benefit until the later of (i) Employee's death or (ii) the expiration of the minimum term set forth below in this Section 5. This benefit is expressed on an annual basis but shall be payable monthly. The amount of the benefit and the minimum term thereof will vary based upon Employee's age at the time of retirement or termination, as set forth below:

 Employee's Age at                        Minimum Term for
   Retirement or      Annual Benefit      which Benefit is
    Termination                                Payable
 -----------------    --------------      ----------------

        60                $67,300             20 years
        61                 75,700             19 years
        62                 85,400             18 years
        63                126,000             17 years
        64                126,000             16 years
        65                126,000             15 years
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          Monthly payment of this benefit shall commence
          within one (1) month after Employee's retirement or termination.

          2.   Paragraph (b) of Section 12 is hereby amended

effective as of the effective date of this Amendment to read as follows:



          12.  Coordination With Other Benefit Plans.
               --------------------------------------

          (b)  Employee's benefits under The Cash Balance
          Plan For Employees Of Mercantile Bankshares
          Corporation And Participating Affiliates (the
          "Cash Balance Plan"), as that plan shall exist from time to time, shall be based on Employee's reduced salary provided for in Section 2.
          Employee shall, however, be entitled to a Supplemental Pension Benefit under this Agreement when he retires or his employment otherwise terminates. The amount of this Supplemental
          Pension Benefit shall be equal to the actuarial equivalent of a single-life annuity commencing at age 65, but without reduction in the event payments commence on or after attainment of age
          63, payable over the Employee's life, that provides a monthly benefit of $8,645.21.

          Within the 90-day period prior to Employee's
          retirement or other termination of employment, and subject to the consent of the Corporation, Employee may choose the method of payment of this Supplemental Pension Benefit from among the then methods enumerated under the Cash Balance Plan; provided, however, that in no event may a lump sum method of payment be elected. In the event Employee dies before the commencement of payment of his Supplemental Pension Benefit, his beneficiary's right to a death benefit ( if any) attributable to such Supplemental Pension Benefit shall be governed by the terms of the Cash Balance Plan; the amount and form of payment of such death benefit shall also be governed by the terms of the Cash Balance Plan. In no event shall spousal consent be necessary for the effectuation of any method of payment (or for the designation of any beneficiary) of the Supplemental Pension Benefit even though such consent might otherwise be required under the Cash Balance Plan. The conversion of this Supplemental Pension Benefit to an actuarial equivalent for purposes of this Agreement shall be governed in all respects by the actuarial assumptions set forth in the Cash Balance Plan.
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          3.   Effective as of the effective date of this

Amendment, Appendix I shall be deleted in its entirety.

          4.   In all other respects, the provisions of the

Agreement remain unchanged and in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have

executed this Sixth Amendment to the Agreement as of the day and year first above written.



ATTEST:                  Mercantile-Safe Deposit & Trust Company




/s/ John A. O'Connor, Jr.               By:   /s/  H. F. Baldwin
-------------------------                 ----------------------
John A. O'Connor, Jr.                      H. Furlong Baldwin

(SEAL)


WITNESS:


/s/ Kathleen T. Cook                    By:   /s/  Douglas W. Dodge     (SEAL)
--------------------                      -------------------------
Kathleen T. Cook                           Douglas W. Dodge, Executive
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